UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 7, 2008

MAGNUM D’OR RESOURCES, INC.
(Exact name of registrant as specified in its Charter)

Nevada	0-31849	98-0215222
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File No.)	Identification No.)

1326 S.E. 17th Street, #513, Ft. Lauderdale, Florida 33316
(Address of principal executive offices)

(305) 420-6563
(Registrant’s telephone number, including area code)

N/A
(Former Name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.24d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.23e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Mr. Michel Boux, age 50, was appointed as a director of the Company on October 7, 2008, to fill a vacancy on the Board of Directors, and was also appointed as the Vice President - Canada Operations of the Company. From August 2004 to October 2008, Mr. Boux had been employed as an independent consulting engineer, including rubber recycling operations. From June 2001 to July 2004, Mr. Boux was a process engineer with TPS Inc. in Quebec, Canada. From June 1990 to June 2000, he was a process engineer with Plasma Controle Inc. in Quebec, Canada. Mr. Boux graduated from Seminaire de Sherbrook in 1977 with a bachelor degree in Health Science, and graduated from the Universite de Sherbrook with a BS degree in biology in 1981. In 1986, he received a bachelor degree in mining engineering from Laval University in Quebec, Canada.

Section 9 - Finacial Statements and Exhibits

(b)	Exhibits

10.1	Consulting Agreement dated March 1, 2008, with Michel Boux
10.2	Addendum to Consulting Agreement dated August 1, 2008, with Michel Boux

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Magnum d'Or Resources Inc.
(Registrant)

Date: October 14, 2008	By:	/s/ Joseph J. Glusic
Joseph J. Glusic
Chief Executive Officer and President